Exhibit 99.8

CONSENT OF GREENHILL & CO., LLC

We hereby consent to (i) the use of our opinion letter, dated December 15, 2019, to the Board of Directors of International Flavors & Fragrances Inc. (“the Company”) included as Annex A to the prospectus which forms a part of the registration statement on Form S-4 relating to the proposed merger between the Company and Nutrition & Biosciences, Inc., and (ii) the references to such opinion in such prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

GREENHILL & CO., LLC

By:	/s/ Kevin M. Costantino

Name:	Kevin M. Costantino
Title:	Managing Director

December 7, 2020